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                                                                   EXHIBIT 23.03

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the references to our firm under the captions "Selected Consolidated Financial Data," "Change in Independent Auditors" and "Experts" and to the use of our report dated March 7, 1995 included in the Registration Statement (Form SB-2) and related Prospectus of Macrovision Corporation for the registration of its common stock.



                                          /s/ Ernst & Young LLP



Palo Alto, California
February 28, 1997